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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

FROM:             Health Fitness Corporation
                  3600 American Blvd West, Suite 560
                  Minneapolis, Minnesota 55431
                  952-831-6830

CONTACT: Wes Winnekins, Chief Financial Officer, 952-897-5275 wwinnekins@hfit.com

                  Or

                  Michael Zdychnec, Vice President, Marketing, 952-897-5235 michael.zdychnec@hfit.com

HEALTH FITNESS CORPORATION ACQUIRES HEALTHCALC NETWORK, INC.

MINNEAPOLIS, December 27, 2005--- Health Fitness Corporation (HFC)[OTC BB: HFIT] today announced the signing of a definitive agreement to acquire the business of HealthCalc.Net, Inc. (HealthCalc), a leading provider of web-based fitness, health management, and wellness programs to corporations, health care organizations, physicians, and athletic/fitness centers.

Founded in 1997 and headquartered in Dallas, Texas, the HealthCalc web-based platform provides customers with a variety of tools and resources to identify opportunities to impact health care costs through lifestyle improvement programs for individuals. In addition to other services, the HealthCalc platform allows individuals to take periodic online health assessments, track their daily exercise, receive online health coaching, and provide access to the latest health education and information in an internet-based environment.

HFC paid $6 million in cash and stock at the closing with the potential for additional amounts to be paid under an earn-out provision based upon the HealthCalc business segment achieving established revenue objectives for calendar year 2006. For 2005, HealthCalc's revenues are projected to be approximately $2.5 million, of which $850 thousand is attributed to HFC clients.

"HealthCalc has been our technology partner for almost ten years. As we have expanded the focus of our health management capabilities with our customers, owning a proven technology platform has become an important element of our overall growth strategy" said Jerry Noyce, HFC CEO and President. "We currently use HealthCalc's web-based system in many of our fitness centers to track member usage and perform health and fitness assessments. The HFC version of the HealthCalc platform (Live for Life-e) has become a foundation of our health management portfolio and already has over 500,000 registered users from our various customers utilizing the system across the country.


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By combining the talents and experience of our organizations, we will strengthen the scientific basis of our existing products and the availability of new and innovative technology solutions available to our customers through a single organization. We will enhance our ability to develop new solutions as we anticipate the ongoing changes in today's market, and we will expand the marketing reach of our existing products and services by coordinating the distribution opportunities currently available to both organizations.

The market for health management services is rapidly developing, and it is imperative that leading service providers in this market have a robust technological capability to serve a geographically dispersed workforce. The purchase of HealthCalc further solidifies our positioning as a leading provider of corporate health and fitness management services in the market," concluded Noyce.

"We are very excited with the opportunities to combine the capabilities of HealthCalc and HFC in delivering technology-driven health management services to the market" said John Ellis, HealthCalc President and CEO. "As HealthCalc has expanded its service capabilities each year, it has become increasingly necessary to grow in areas where HFC has already demonstrated success. By joining with HFC, I feel confident that we will achieve our vision of enhancing the health and productivity of our clients through innovative technology-based products and services much faster."

About Health Fitness Corporation

Health Fitness Corporation is a leading provider of fitness and health management services to corporations, hospitals, and communities. Serving clients for over 30 years, HFC provides fitness and health management services to more than 400 on-site and remote locations across the U.S. and Canada. For more information about HFC, go to www.hfit.com

About HealthCalc

HealthCalc is a leading provider of web-based health management services and wellness programs to corporations, health care organizations, physicians, and athletic/fitness centers. The HealthCalc web-based platform provides customers with the ability to collect the information necessary to identify opportunities to impact health costs through lifestyle improvement programs.

Forward Looking Statements

Certain statements in this release, including, without limitation, those relating to the opportunity to achieve revenue and operating synergies from the integration of HealthCalc and Health Fitness Corporation, are forward-looking statements. Any statements that are not based upon historical facts, including the outcome of events that have not yet occurred and our expectations for future performance, are forward-looking statements. The words "believe," "estimate," "expect", "intend", "may," "could", "will,"



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"plan,", "anticipate," and similar words and expressions are intended to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, our inability to meet the growing employee health management demands of major corporations and other factors disclosed from time-to-time in our filings with the U.S. Securities and Exchange Commission. You should take such factors into account when making investment decisions and are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of which they are made. We undertake no obligation to update any forward-looking statements.